Exhibit 10

                           PEOPLES BANCORPORATION, INC
                  2007 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
              (As amended by the Board of Directors July 19, 2007)

1. PURPOSE. The purpose of the Peoples Bancorporation, Inc. 2007 Non-Employee Directors Stock Option Plan (the "Plan") is to provide Peoples Bancorporation, Inc. (the "Company") maximum flexibility to meet the evolving needs of the Company and its subsidiaries by providing stock-based compensation to directors in order to align more closely the interests of corporate management with those of shareholders. The Plan is also expected to promote the interests of the Company and its shareholders by strengthening the Company's ability to attract and retain talented individuals to serve as members of the Board of Directors by furnishing additional incentives whereby such present and future directors may be encouraged to acquire, or to increase their acquisition of, Common Stock, thus maintaining their personal and proprietary interests in the Company's continued success and progress.

2. ADMINISTRATION. Grants of options under the Plan shall be automatic. The Plan is intended to be a "formula" plan as recognized by Rule 16b-3 promulgated under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and shall be interpreted accordingly.

         The Board of Directors has delegated to its Compensation Committee (the "Committee") authority to oversee and carry out the provisions of the Plan, and to assume such other duties as are contemplated for such Committee under the terms of the Plan.

         The Committee is responsible to the Board of Directors for the operation of the Plan. The interpretation and construction of any provision of the Plan by the Committee is final, unless otherwise determined by the Board.

3. ELIGIBILITY. Except as provided otherwise in this Paragraph 3, options under the Plan shall be granted in accordance with Paragraph 5 to each member of the Board of Directors of the Company and of its bank subsidiaries who is not also an employee of the Company or its subsidiaries; provided that shares of Common Stock remain available for grant hereunder in accordance with Paragraph 4. No employee of the Company or its subsidiaries who is also a member of the Company's Board of Directors may participate in the Plan. A Director to whom an option is granted under the Plan shall be referred to hereinafter as a "Grantee."

4. SHARES SUBJECT TO PLAN. The shares of the Company's Common Stock subject to the Plan shall be authorized but unissued, or re-acquired. Subject to adjustment in accordance with the provisions of Paragraph 6 of the Plan, the maximum number of shares of Common Stock for which options may be granted under the Plan shall be 84,491. Any shares subject to an option which for any reason expires or is terminated unexercised may again be subject to an option under the Plan.

5. TERMS AND CONDITIONS OF OPTIONS. All awards made under the Plan are evidenced by written agreements between the Company and the participant.

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         (a) Grant.  Upon the  adjournment  of the Company's  annual  meeting of shareholders each year, each person who has served as a non-employee director of the Company or any of its bank subsidiaries during the immediately preceding year shall be granted an option to purchase five hundred (500) shares of the Company's Common Stock, up to a maximum of five thousand (5,000) shares per director in the aggregate under both the 2007 Non-Employee Directors Stock Option Plan and the 1997 Non-Employee Directors Stock Option Plan.

         (b) Option Price. The exercise price of each option granted under the Plan shall be 100% of the fair market value of the shares of Common Stock of the Company on the date of the annual meeting of shareholders upon adjournment of which such option is granted (the "Grant Date"), as determined by the last sales price on such Grant Date or, if no shares were traded on the Grant Date, on the next preceding day on which the shares were traded, as quoted by a national quotation service. If the shares are listed on a national securities exchange, "fair market value" means the closing price of the shares on such national securities exchange on the Grant Date or, if no shares were traded on such day, on the next preceding day on which shares were traded, as reported on National Quotation Bureau, Inc. or other national quotation service.

         The maximum  aggregate  fair market value  (determined  as of the Grant
Date) of the shares with respect to which stock options are exercisable for the first time by the Grantee during any calendar year shall not exceed $100,000.

         (c) Medium and Time of Payment. The option price shall be payable in full upon exercise of an option in cash or check. Upon receipt of payment, the Company shall, without transfer or issue tax, deliver to the Grantee (or other person entitled to exercise the options granted) a certificate or certificates for such shares.

         (d) Term. Each option granted under the Plan shall, to the extent not previously exercised, terminate and expire at the earlier of ten (10) years after grant, or the date set forth in subparagraph 5(g) below.

         (e) Exercisability. Each option granted under the Plan shall, unless earlier terminated as provided hereinafter in Paragraph 5(g), become exercisable on the Grant Date.

         (f) Method of Exercise. All options granted under the Plan shall be exercised by an irrevocable written notice directed to the Secretary of the Company at the Company's principal place of business.

         (g) Effect of Termination of Directorship or Death.

                  (i) Termination of Directorship. In the event that a Grantee during his directorship ceases to be a director of the Company or one of its banking subsidiaries for any reason other than death or permanent and total disability, any option or unexercised portion thereof which was otherwise exercisable on the date of termination of directorship, shall expire unless exercised within a period of ninety (90) days from the date on which the Grantee ceased to be a non-employee director, but in no event after the term provided in the Grantee's Agreement.

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                  (ii) Death or  Permanent  and Total  Disability.  In the event that a Grantee during his directorship ceases to be a director of the Company or one of its banking subsidiaries by reason of death or permanent and total disability, any option or unexercised portion thereof which was otherwise exercisable on the date such Grantee's directorship ceased shall expire unless exercised within a period of one (1) year from the date on which the Grantee ceased to be a non-employee director by reason of his death or permanent and total disability, but in no event after the term provided in the Grantee's Agreement.

                  In the event of the death of a Grantee, the option shall be exercisable by his or her personal representatives, heirs or legatees, as provided herein.

                  Permanent and total disability as used herein is as defined in
Section 22(e)(3) of the Internal Revenue Code of 1986 (the "Code").

         (h) Nonassignability of Option Rights. Options may not be transferred except by will or the laws of descent and distribution. During the lifetime of the Grantee, the option shall be exercisable only by the Grantee.

         (i) Rights as Shareholder. Neither the Grantee nor the Grantee's successors shall have rights as a shareholder of the Company with respect to shares of common stock covered by the Grantee's option until the Grantee or the Grantee's successors become the holder of record of such shares.

         6. ADJUSTMENTS.

         (a) Recapitalization. In the event that dividends are payable in common stock of the Company or in the event there are splits, subdivisions or combinations of shares of common stock of the Company, the number of shares available under the Plan shall be increased or decreased proportionately, as the case may be, and the number of shares deliverable upon the exercise thereafter of an option theretofore granted shall be increased or decreased proportionately, as the case may be, without change in the aggregate purchase price.

         (b) Reorganization. In case the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, or in case the property or stock of the Company is acquired by another corporation, or in case of a separation, reorganization, recapitalization or liquidation of the Company, the Board of Directors of the Company, or the Board of Directors of any corporation assuming the obligations of the Company hereunder, shall either (i) make appropriate provision for the protection of any outstanding options by the substitution on an equitable basis of appropriate stock of the Company, or of the merged, consolidated or otherwise reorganized corporation which will be issuable in respect of the shares of common stock of the Company upon exercise of the options, provided only that the excess of the aggregate fair market value of the shares subject to option immediately after such substitution over the purchase price thereof is not more than the excess of the aggregate fair market value of the shares subject to option immediately before such substitution over the purchase price thereof, or (ii) upon written notice to the Grantee provide


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that the option  (including the portion not then  exercisable) must be exercised within sixty (60) days of the date of such notice or will be terminated.

         (c) General Restriction. Each option shall be subject to the requirement that, if at any time the Board of Directors of the Company shall determine, in its discretion, that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue or purchase of shares thereunder, such option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

7. EFFECTIVE DATE AND DURATION OF PLAN.

         (a)  Effective  Date.  If  approved  by  the  Board  of  Directors  and
shareholders  of  the  Company,   the  Plan  shall  become  effective  upon  the
adjournment of the 2007 Annual Shareholder Meeting (May 17, 2007).

         (b) Duration. The Plan shall remain in effect until all shares subject to or which may become subject to the Plan shall have been purchased pursuant to options granted under the Plan; provided that options under the Plan must be granted within ten (10) years from the Effective Date.

8. NO OBLIGATION TO EXERCISE OPTION. The granting of an option shall impose no obligation upon the Grantee to exercise such option.

9. AMENDMENT. The Board of Directors of the Company, by majority vote, may amend the Plan; provided, however, that without the approval of the shareholders of the Company, no such amendments shall change:

         (a) The maximum number of shares of Common Stock as to which options may be granted under the Plan (except by operation of the adjustment provision of the Plan); or

         (b) The date on which the Plan will terminate as provided by Paragraph 7(b) of the Plan; or

         (c) The number of shares of Common Stock subject to each option; or

         (d) The option price as provided under Paragraph 5(b) of the Plan; or

         (e) The provision of Paragraph 3 of the Plan relating to the determination of persons to whom options may be granted; or

         (f) The provisions of the Plan in such a manner so as to increase materially (within the meaning of Rule 16b-3 of the Exchange Act) the benefits accruing under the Plan.

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         The  provisions  of the Plan  determining  (i) the persons  eligible to receive grants of options, (ii) the timing of option grants, (iii) the number of shares subject to options, (iv) the exercise price of options, (v) the periods during which options are exercisable, and (vi) the dates on which options terminate, may not be amended more than once every six (6) months other than to comport with changes in the Code, ERISA or the rules and regulations thereunder.

10. BINDING EFFECT. All decisions of the Board of Directors or the Committee involving the implementation, administration or operation of the Plan or any offering under the Plan shall be binding on the Company, all eligible non-employee directors participating in the Plan, and all persons eligible or who become eligible to participate in the Plan.


NOTE: On July 19, 2007, pursuant to its authority under Section 9 of the 2007 Non-Employee Directors Stock Option Plan (the "2007 Directors Plan"), the Board of Directors amended the 2007 Directors Plan to resolve an ambiguity in the plan as adopted by the shareholders. Section 5(a) of the 2007 Directors Plan as adopted by the shareholders inadvertently omitted language that would have made it clear that the 5,000 maximum share per director grant was an aggregate under both the 2007 Directors Plan and the 1997 Non-Employee Directors Plan, not a maximum of 5,000 shares under each plan. Accordingly, the Board of Directors amended the 2007 Directors Plan to add to the end of Section 5(a) the phrase "in the aggregate under both the 2007 Non-Employee Directors Stock Option Plan and the 1997 Non-Employee Directors Stock Option Plan."